UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd., Suite 223 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (628) 229-9277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name Of Each Exchange
Title of Each Class	Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2023, Structure Therapeutics Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers agreed to purchase, and the Company agreed to sell and issue, in a private placement transaction (the “Private Placement”), an aggregate of 21,617,295 ordinary shares, $0.0001 par value per share (“Ordinary Shares”) and 2,401,920 newly designated non-voting ordinary shares, $0.0001 par value per share (“Non-Voting Ordinary Shares” and collectively with the Ordinary Shares, the “Shares”). Each holder of Non-Voting Ordinary Shares has the right to convert each Non-Voting Ordinary Share held by such holder into one Ordinary Share, subject to certain beneficial ownership limitations, as described further in the description of the rights of the Non-Voting Ordinary Shares included as Exhibit A to the Purchase Agreement and attached as Exhibit 4.1 to this Current Report on Form 8-K. The purchase price is $12.49 per Share (or the equivalent of $37.47 per American Depositary Share (“ADS”)), which represents the ADS closing price on the Nasdaq Stock Market LLC immediately preceding the signing of the Purchase Agreement, for aggregate gross proceeds of approximately $300 million. Each ADS represents three Ordinary Shares. The proceeds are anticipated to be used to advance the development of the Company’s oral small molecule GLP-1R agonist, GSBR-1290, including the Company’s next-generation GLP-1/GIPR combination and its oral small molecule amylin receptor agonist, including running additional clinical studies, continuing discovery and preclinical development activities and funding its projected operations through at least 2026, and for working capital and other general corporate purposes. The Private Placement is expected to close on or about October 3, 2023, subject to customary closing conditions (the “Closing Date”).

Jefferies LLC and Leerink Partners LLC are acting as joint placement agents for the Private Placement. Each is entitled to receive a portion of a combined fee equal to 6.0% of the aggregate gross proceeds, plus the reimbursement of certain expenses.

Pursuant to the Purchase Agreement, the Company has also agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of the Closing Date to register the resale of the Ordinary Shares sold in the Private Placement and the Ordinary Shares issuable upon conversion of the Non-Voting Ordinary Shares, as represented by the ADSs (the “Registrable Securities”), and to use its reasonable best efforts to cause such resale registration statement to become effective as soon as practicable. In the event that the registration statement has not been filed or declared effective by the SEC within the time periods set forth in the Purchase Agreement or if after effectiveness the Company fails to keep the registration statement available for resale of the Registrable Securities, the Company will have to pay the Purchasers certain cash penalties as described in the Purchase Agreement. The Company has also agreed, among other things, to indemnify the Purchasers, their partners, members, officers and directors and each person who controls such Purchasers, from certain liabilities and to pay certain expenses incurred by the Company in connection with the registration of the Registrable Securities.

The Purchase Agreement contains customary representations, warranties and covenants that were made for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by securityholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this report only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement that the Shares have been acquired for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 7.01 Regulation FD Disclosure.

On September 29, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information set forth in this Item 7.01, including Exhibit 99.2 shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Summary of Rights of Non-Voting Ordinary Shares (included in Exhibit 99.1)

99.1	Form of Share Purchase Agreement, dated as of September 29, 2023, by and between Structure Therapeutics Inc. and the Purchasers.

99.2	Press Release, dated September 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the timing, size, use of proceeds and closing of the Private Placement, and the Company’s anticipated cash runway. In addition, when or if used in this report, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the Company’s inability, or the inability of the Purchasers, to satisfy the closing conditions for the Private Placement, any unexpected delays or cost increases in the Company’s operations, the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of any global pandemics, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: September 29, 2023	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer